[ARTICLE]
[LEGEND] Exhibit 10 to Liberty Equipment Investors-1984
         1Q 1995 10Q


                      ACQUISITION AGREEMENT


THIS ACQUISITION AGREEMENT (this "Agreement") is made and entered into as of April 12, 1995, by and among KENETECH WINDPOWER, INC., a Delaware corporation ("KWI"), LIBERTY EQUIPMENT INVESTORS, L.P.- 1984, a Delaware limited partnership (the "Partnership"), KW HAYWARD, L.P., a Delaware limited partnership ("Hayward"), and U.S. WINDPOWER TRANSMISSION CORPORATION, a Delaware corporation ("USWTC").

                           WITNESSETH:

WHEREAS, the Partnership desires to sell, and Hayward desires to purchase, the Partnership's Windplant Assets (as hereinafter defined); and

WHEREAS, as part of the sale of Windplant Assets, the Partnership will assign to Hayward, and Hayward will succeed to and assume, the rights and obligations of the Partnership under certain agreements which the Partnership has entered into with KWI; and

WHEREAS, the Partnership is currently indebted to KWI pursuant to the terms of certain promissory notes issued by the Partnership to KWI; and

WHEREAS, in connection with the sale of the Windplant Assets, KWI and USWTC intend to forgive certain debts of the Partnership relating to the Windplant Assets, and to release the Partnership from its obligations under certain agreements relating to the Windplant Assets; and

WHEREAS, KWI, Hayward and the Partnership wish to provide for the terms and conditions upon which Hayward will acquire the Windplant Assets (the "Acquisition");

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized items not defined elsewhere herein shall have the following meanings:

     1.1  "Additional KWI Debt" has the meaning given in Section
          2.2(d).

     1.2  "Assumed Liabilities" has the meaning given in Section
          2.2(b).

     1.3  "Business Records" has the meaning given in Section
          2.1(e).

     1.4 "Cash Purchase Price" means $5,380,399 or such other amount as may be mutually agreed by the parties hereto.

     1.5  "Closing" has the meaning given in Section 3.1.

     1.6 "Construction Contract" means the Amended and Restated Windplant Construction Contract dated as of November 27, 1984, between KWI and the Partnership, pursuant to which the Partnership engaged KWI to produce, construct and install the Windplant.

     1.7  "Excluded Indebtedness" has the meaning given in
          Section 2.4.

     1.8  "Excluded Liabilities" has the meaning given in Section
          2.2(c).

     1.9 "Fremont" means USW Fremont Company, a Delaware corporation.

     1.10 "General Partner" means Whitehall Partners Inc., a
          Delaware corporation.

     1.11 "Licenses" means the Licenses between KWI and the Partnership, each dated, or extended by a notice dated, February 13, 1992, pursuant to which KWI granted the Partnership non-exclusive licenses under the following Grants of Easement in favor of KWI:

          (a)  Grant of Easement from Elwyn J. Mulqueeney, Evelyn
               M. Griffith, Lois M. Walker, Geraldine M. Deck and
               Dolores J. Cornwall, as amended;

          (b)  Grant of Easement from George Walker and Lois
               Walker, as Co-Trustees of the Walker Family Trust,
               Hugh A. Walker, Mary L. Ericsson, Ward T. Walker and Rita L. Roeser, as amended;

          (c)  Grant of Easement from Russell J. Jackson and A.
               Marie Jackson (the Contra Costa Water District is the successor-in-interest to Russell J. Jackson and A. Marie Jackson), as amended;

          (d)  Grant of Easement from Jerry E. and Nancy J.
               Bireley, as amended;

          (e) Grant of Easement from William Ralph, Marie A. Ralph and DePaoli Equipment Company (the Alameda County Waste Management Authority is the successor-in interest to William Ralph, Marie A. Ralph and DePaoli Equipment Company), as amended; and

          (f)  Grant of Easement from Cyril D. Moy and Gladys Moy
               (the Alameda County Waste Management Authority is the successor-in-interest to Cyril D. Moy and Gladys Moy), as amended.

     1.12 "Maintenance Agreement" means the Maintenance Agreement dated December 12, 1984, between KWI and the Partnership, as amended by First Amendment to Maintenance Agreement dated as of February 13, 1992, pursuant to which the Partnership engaged KWI to maintain the Windplant.

     1.13 "Management Agreement" means the Management Agreement dated December 12, 1984, between KWI and the Partnership, as amended, and as extended by agreement of the parties dated as of February 13, 1992, pursuant to which the Partnership engaged KWI to manage the Windplant.

     1.14 "Partnership Agreement" means the Amended and Restated
          Agreement of Limited Partnership of the Partnership, dated December 20, 1984, as from time to time supplemented and amended.

     1.15 "PG&E" means Pacific Gas and Electric Company.

     1.16 "Power Purchase Agreement" means the California Public Utilities Commission Standard Offer #4 Power Purchase Agreement for Long-Term Energy and Capacity entered into between KWI and PG&E (PG&E Log No. 01W004) relating to a 110,000 kilowatt facility, signed by PG&E on March 2, 1984, as amended by Amendment No. 1 dated May 18, 1984, by Amendment No. 2 dated March 15, 1985, and by Amendment No. 3 dated July 29, 1988, and as assigned to the extent of 10,900 kilowatts to the Partnership on June 1, 1985, pursuant to which PG&E agrees to take and pay for all electricity produced and delivered.

     1.17 "Transaction Costs" mean the costs incurred by the parties hereto in connection with the Acquisition, including, without limitation, legal, accounting and financial consulting fees, costs and expenses.

     1.18 "Transmission Facilities Agreement" means the Transmission Facilities Agreement dated December 6, 1985, pursuant to which the Partnership engaged USWTC to provide transmission facilities interconnecting the Windplant and PG&E, including the Keepwell Undertakings of KWI appended thereto.

     1.19 "Warranty Obligations" means KWI's obligations under
          Section 6 of the Construction Contract.

     1.20 "Windplant" means the electric generating facility consisting of 109 wind turbines and related equipment installed by KWI and sold to the Partnership.

     1.21 "Windplant Assets" has the meaning given in Section
          2.1.

     1.22 "Windplant Debt" has the meaning given in Section 2.4.

2.   The Acquisition

     2.1 Windplant Assets. Subject to the terms and conditions set forth in this Agreement, Hayward agrees to purchase from the Partnership on an "as is" basis all right, title and interest of the Partnership in and to the Windplant Assets, as the same are constituted at the opening of business on the day of the Closing (as hereinafter defined). The Windplant Assets consist of the following (the "Windplant Assets"):

          (a)  the Windplant, as more fully described on Schedule
               2.1(a) attached hereto;

          (b) the land rights associated with the Windplant, as listed on Schedule 2.1(b) attached hereto;

          (c) all contractual rights relating to the Windplant, including, but not limited to, all contractual rights associated with the operation and maintenance of, and sale and transmission of energy generated by, the Windplant;

          (d) cash and cash equivalents, accounts and notes receivable of the Partnership that are held by or payable to KWI in connection with, or attributable to, the Windplant or the rights described in
               Section 2.1(b) or 2.1(c) above; and

          (e) any business records relating to the Windplant, including, but not limited to, documentation relating to the construction, operation, maintenance and management of the Windplant (collectively, the "Business Records"), that (x) are in the possession of the Partnership or the General Partner and (y) are not in the possession of KWI.

     2.2  Consideration.  As consideration for the Windplant
          Assets:

          (a)  Hayward shall pay the Partnership the Cash
               Purchase Price in accordance with Section 3.4 hereof; and

          (b) The Partnership shall assign to Hayward, and Hayward shall assume and agree to perform, discharge and indemnify the Partnership against liability under, the agreements set forth on
               Schedule 2.2(b) hereto (the "Assumed
               Liabilities"); and

          (c) Hayward and KWI, jointly and severally, agree to assume, pay and discharge all liabilities and obligations of the Partnership as of the Closing relating to the ownership, construction, operation, maintenance and/or management of the Windplant or any of the Windplant Assets, whether now existing (including liabilities and obligations now existing under the contracts listed in Schedule 2.2(b) hereto) or hereafter arising, save and excluding only (x) the Assumed Liabilities, (y) liabilities and obligations of the Partnership entered into or incurred by the General Partner other than pursuant to any power or authority of KWI to act in the name or on behalf of the Partnership or the General Partner or in accordance or conformity with any direction, instruction or request of KWI (the "Excluded Liabilities") and (z) the Excluded Indebtedness (all such liabilities and obligations other than the Assumed Liabilities, the Excluded Liabilities, the Excluded Indebtedness and the Additional KWI Debt being the "Discharged Liabilities"), and agrees to indemnify and hold harmless the Partnership and the General Partner, from all suits, actions or legal proceedings brought to collect or enforce any Discharged Liabilities, including, without limitation, reasonable legal fees incurred in connection therewith; provided, however, that it is expressly understood and agreed that Hayward and KWI are not assuming and shall not be liable for the Excluded Liabilities or the Excluded Indebtedness and that the Partnership shall indemnify and hold Hayward and KWI harmless from all suits, actions or legal proceedings brought to collect or enforce any Excluded Liability, including, without limitation, reasonable legal fees incurred by KWI or Hayward in connection therewith; and provided further that the provisions of this Section 2.2(c) shall not, as between Hayward and KWI, affect any agreement of Hayward and KWI as to the burden or sharing of the Discharged Liabilities; and

          (d) KWI shall cancel all amounts owed by the Partnership to KWI as of the Closing for accrued fees under the Management Agreement and the Maintenance Agreement and all amounts owed by the Partnership to KWI on account of amounts paid by KWI on behalf of the Partnership, and USWTC shall cancel all amounts owed by the Partnership to USWTC as of the Closing for accrued and unpaid substation rents under the Transmission Facilities Agreement, as the case may be, as described on
               Schedule 2.2(d) attached hereto (the "Additional
               KWI Debt").

     2.3 Taxes. KWI shall pay or assume any taxes of KWI or the Partnership payable in connection with the transfer to Hayward of the Windplant Assets or the assumption by Hayward of the Assumed Liabilities and the assumption by Hayward and KWI of the Discharged Liabilities, including sales, use, recording, transfer, inspection, and other taxes and fees (other than taxes payable solely by the partners of the Partnership, including any tax on the income of the partners of the Partnership).

     2.4 Excluded Indebtedness. The Assumed Liabilities and the Discharged Liabilities shall not include any amounts owed by the Partnership to KWI as of the Closing under those certain construction notes (the "Windplant Debt") more fully described on Schedule 2.4 attached hereto (the "Excluded Indebtedness").

3.   The Closing.

     3.1 Transfer at Closing. The transfer of the Windplant Assets by the Partnership, the delivery of the Cash Purchase Price therefor by Hayward, the assumption of the Assumed Liabilities by Hayward, the assumption of the Discharged Liabilities by Hayward and KWI, the cancellation of the Additional KWI Debt by KWI and USWTC, and the satisfaction by the Partnership of the Excluded Indebtedness shall be effected as provided in this Section on the date and time of closing specified in Section 3.2 (the "Closing").

     3.2 Closing. Subject to the prior satisfaction of the conditions precedent to the parties' obligations set forth in Section 7 of this Agreement, the Closing shall take place at the offices of Coudert Brothers, Four Embarcadero Center, Suite 3300, San Francisco, California 94111, or at such other place as mutually agreed to by the General Partner, Hayward and KWI, on a date in March or April, 1995, to be mutually agreed to by the parties hereto.

     3.3 Cash Purchase Price. At the Closing, Hayward shall pay the Cash Purchase Price by causing the funds to be wired to the account(s) designated by the Partnership.

     3.4 Satisfaction of the Windplant Debt. Immediately after receiving verification that the Cash Purchase Price has been wired to the appropriate account(s) as set forth in Section 3.3 above, the Partnership shall pay to KWI the full amount of the Windplant Debt by causing the funds to be wired to the accounts designated by KWI.

     3.5 Deliveries. At the Closing, Hayward shall cause funds to be wired as provided in Section 3.3 hereof and Hayward, KWI and/or USWTC, each as may be appropriate, shall deliver or cause to be delivered any instruments of assumption and, agreements of release, and agreements and evidences of cancellation of indebtedness, duly executed by Hayward, KWI and/or USWTC. At the Closing, the Partnership shall cause funds to be wired as provided in Section 3.4 hereof and shall deliver or cause to be delivered to Hayward any and all deeds, bills of sale, assignments and other instruments necessary or reasonably requested by Hayward to convey the Windplant Assets to Hayward. All deliveries shall take place in escrow at the Closing, and no delivery shall be deemed to be completed until all deliveries have been made.

     3.6 Transaction Costs. KWI, Hayward and the Partnership hereby severally agree that each party shall bear, and be responsible for, the Transaction Costs incurred by each such party in connection with the Acquisition.

     3.7 Further Assurances. The General Partner shall, at the expense of Hayward, execute and deliver any additional deeds, transfers, conveyances, assignments or other instruments conveying or further assuring to Hayward title to the Windplant Assets and shall do such other acts and things as Hayward may reasonably request in order to fully effect the purposes of this Agreement and any other agreements, instruments and documents delivered pursuant hereto. The General Partner shall instruct KWI to deliver to Hayward any Business Records requested by Hayward and not delivered by the General Partner as part of the Windplant Assets, it being understood that neither the Partnership nor the General Partner shall have any responsibility or liability with respect to any such Business Records or any failure of KWI to deliver any Business Records.

4.   Representations and Warranties of the Partnership.  The
     Partnership hereby represents and warrants as follows:

     4.1  Organization, Standing and Qualification.  The
          Partnership is duly organized, validly existing and in good standing under the laws of the State of Delaware with authority to own its properties and assets and to conduct its business as presently conducted.

     4.2 Authority and Due Execution of this Agreement. At the time of Closing, the execution and delivery of this Agreement and any related agreements, including, but not limited to, any applicable bill of sale and assignment and assumption agreement (collectively, the "Related Agreements"), and the consummation of the transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of the General Partner and all partnership action on the part of the Partnership. At the time of Closing, this Agreement and the Related Agreements will have been duly executed and delivered by the Partnership. This Agreement and Related Agreements constitute the valid, binding and enforceable obligations of the Partnership, subject to the effect of bankruptcy, insolvency, reorganization and other similar laws limiting creditors rights generally, and to equitable principles.

     4.3 Prior Approvals; No Conflict. Other than as may be required in connection with the transfer, conveyance, or assignment of the Windplant Assets or the continued operation and maintenance of the Windplant, the Partnership and the General Partner are not required to give prior notice to, or obtain any consent, approval or authorization of, or make any declaration or filing with, any limited partner of the Partnership, any governmental authority, creditor or other person or entity as a result of, or prior to, the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, including, but not limited to, such notices, consents or approvals as may be required by any applicable state bulk transfer or fraudulent conveyance laws. Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof on the part of the Partnership, will conflict with or result in a breach of any of the terms, conditions or provisions of its partnership agreement or any agreement or instrument to which the Partnership is a party.

     4.4 Title to Assets. The right, title and interest of the Partnership in the Windplant Assets is held by the Partnership free and clear of any judgment, claim, lien or encumbrance created by the Partnership, or held by any person claiming through or under the Partnership, other than (w) the Windplant Debt and the related notes issued by the Partnership to KWI and the security interest of KWI securing the Windplant Debt, (x) claims, liens, encumbrances or security interests under or securing the Assumed Liabilities, (y) claims, liens, encumbrances or security interests securing the Dis charged Liabilities, or (z) any judgments, claims, liens, encumbrances or security interests entered into or incurred by the Partnership or by the General Partner pursuant to any power or authority of KWI to act in the name or on behalf of the Partnership or the General Partner or in accordance or conformity with any direction, instruction or request of KWI. Upon Closing, the right, title and interest of the Partnership in the Windplant Assets will be effectively transferred to Hayward free and clear of the Windplant Debt and the related notes issued by the Partnership to KWI and the security interest of KWI securing the Windplant Debt. The Partnership shall defend Hayward's title to the Windplant Assets against all claims and demands whatsoever arising out of a breach by the Partnership of its representations and warranties in this Section 4.4, and shall pay all costs related thereto, including, but not limited to, reasonable attorneys' fees and disbursements.

     4.5 Solvency. The Partnership is not insolvent, and will not be rendered insolvent by reason of the transactions contemplated herein. For purposes of this section, the term "insolvent" shall mean that, at the time of reference thereto, (i) the fair value of the Partnership's property is not greater than the total amount of its debts or (ii) the Partnership is unable to pay its debts as they mature.

     4.6 Validity of Representations. No representation made by the Partnership herein contains, or on the Closing will contain, any untrue statement of a material fact, or omits, or on the Closing will omit, any material fact the omission of which would render the statement made materially misleading.

5. Representations and Warranties of Hayward. Hayward hereby represents and warrants as follows:

     5.1 Organization, Standing and Qualification. Hayward is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 Authority and Due Execution of this Agreement. At the time of Closing, the execution and delivery of this Agreement and any related agreements, including, but not limited to, any applicable assignment and assumption agreement (collectively, the "Hayward Agreements"), and the consummation of the transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of the general partner of Hayward and all partnership action on the part of Hayward. At the time of Closing, this Agreement and the Hayward Agreements will have been duly executed and delivered by Hayward. This Agreement and the Hayward Agreements constitute the valid, binding and enforceable obligations of Hayward, subject to the effect of bankruptcy, insolvency, reorganization and other similar laws limiting creditors rights generally, and to equitable principles.

     5.3 Prior Approvals; No Conflict. Other than the waivers and consents set forth on Schedule 5.3 hereto, Hayward and the general partner thereof are not required to give prior notice to, or obtain any consent, approval or authorization of, or make any declaration or filing with, any limited partner of Hayward, any governmental authority, creditor or other person or entity as may be required as a result of, or prior to, the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof on the part of Hayward, will conflict with or result in a breach of any of the terms, conditions or provisions of its partnership agreement or any agreement or instrument to which Hayward is a party.

     5.4 Solvency. Hayward is not insolvent and will not be rendered insolvent by reason of the transactions contemplated herein. For purposes of this section, the term "insolvent" has a meaning analogous to that given in Section 4.5.

     5.5 Validity of Representations. No representation made by Hayward herein contains, or on the Closing will contain, any untrue statement of a material fact, or omits, or on the Closing will omit, any material fact the omission of which renders the statement made materially misleading.

6. Representations and Warranties of KWI. KWI hereby represents and warrants as follows:

     6.1 Organization, Standing and Qualification. KWI, USWTC and Fremont each is duly organized, validly existing and in good standing under the laws of the State of Delaware with authority to own its properties and assets and to conduct its business as presently conducted.

     6.2 Authority and Due Execution of this Agreement. At the time of Closing, the execution and delivery of this Agreement and any related agreements, including, but not limited to, any applicable releases, discharge of indebtedness and consents and waivers (collectively, the "KWI Agreements"), and the consummation by KWI, USWTC and Fremont of the transactions contemplated hereby will have been duly authorized by all requisite corporate action on the part of KWI, USWTC and Fremont, respectively. At the time of Closing, this Agreement and the KWI Agreements will have been duly executed and delivered by KWI, USWTC and Fremont, as the case may be. This Agreement and the KWI Agreements constitute the valid, binding and enforceable obligations of KWI, USWTC and Fremont, as the case may be, subject to the effect of bankruptcy, insolvency, reorganization and other similar laws limiting creditors rights generally, and to equitable principles.

     6.3 Required Waivers and Consents. Other than the waivers and consents set forth on Schedule 5.3 hereto, and the assignments, assumptions and consents provided for in the Assignment and Assumption Agreement in the form attached hereto as Exhibit A, neither Hayward nor the Partnership (other than as may be required under the Partnership's partnership agreement or other agreements to which the Partnership is a party) is required to give prior notice to, or obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or other person in order to transfer the Windplant Assets or to continue to operate or maintain the Windplant.

     6.4 Prior Approvals; No Conflict. Other than the waivers and consents set forth on Schedules 5.3 and 6.4 hereto, KWI is not required to give prior notice to, or obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority, creditor or other person or entity as may be required as a result of, or prior to, the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof on the part of Hayward or KWI, will conflict with or result in a breach of any of the terms, conditions or provisions of its By-laws or Certificate of Incorporation or any agreement or instrument to which KWI is a party.

     6.5 Solvency. KWI is not insolvent and will not be rendered insolvent by reason of the transactions contemplated herein. For purposes of this section, the term "insolvent" has a meaning analogous to that given in Section 4.5.

     6.6 Validity of Representations. No representation made by KWI herein contains, or on the Closing will contain, any untrue statement of a material fact, or omits, or on the Closing will omit, any material fact the omission of which renders the statement made materially misleading.

7.   Conditions Precedent.

     7.1 Conditions to the Obligations of all Parties. The obligations of all the parties to this Agreement to effect the Acquisition as contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

          (a) The board of directors of KWI, the General Partner and the general partner of Hayward shall have approved the execution of this Agreement and the transactions contemplated herein, and, further, the Partnership, KWI and Hayward shall each have delivered to the other parties hereto, copies of resolutions adopted by, with respect to KWI, its board of directors, and, with respect to the Partnership and Hayward, the general partner of each, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein;

          (b) No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no order, decree, restraint or pronouncement by any governmental authority, and no other legal restraint or prohibition which would challenge, restrain, prevent or have the effect of preventing the consummation of the transactions contemplated by this Agreement shall have been issued or adopted and be in effect; and

          (c) None of the parties hereto shall have received any notice on or prior to the day of Closing that there is pending or threatened any proceeding against KWI, the Partnership, Hayward or any of their affiliates before any court of competent jurisdiction relating to the transactions contemplated hereby which, in the good faith and reasonable judgment of the party receiving such notice, could have a material adverse effect on KWI, Hayward, the Partnership or any of their affiliates or on the ability of KWI, Hayward, the Partnership, or any of their affiliates to perform their respective obligations hereunder or under any agreement related hereto. Any party receiving such notice shall promptly deliver to the other parties a copy thereof.

          (d)  Notices.  The waivers and consents set forth on
               Schedule 5.3 hereto shall have been obtained.

     7.2 Conditions to the Obligations of KWI and Hayward. The obligations of KWI and Hayward to effect the Acquisition as contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

          (a) Hayward shall have entered into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A, executed by the Partnership, KWI, USWTC and Fremont; and

          (b) KWI and USWTC shall have received from the Partnership a release in substantially the form attached hereto as Exhibit B; and

          (c) The consent set forth on Schedule 6.4 hereto shall have been obtained; and

          (d)  The representations and warranties set forth in
               Section 4 hereof shall be true and correct in all material respects on and as of the Closing Date, and KWI and Hayward shall each have received a certificate dated the Closing Date and executed by the General Partner of the Partnership to that effect.

     7.3 Conditions to the Partnership's Obligations. The obligation of the Partnership to effect the Acquisition as contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

          (a) The Partnership shall have entered into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A, executed by Hayward, KWI, USWTC and Fremont; and

          (b) The Partnership shall have received from KWI, USWTC and Fremont a release in substantially the form attached hereto as Exhibit B; and

          (c) The Partnership shall have received from KWI and USWTC discharges of the Additional KWI Debt in substantially the form attached hereto as Exhibits
               C-1 and C-2, respectively; and

          (d) The Partnership shall have received from KWI a Termination Statement on Form UCC-2, executed by
               KWI as creditor and secured party, with respect to the Windplant Debt and, if applicable, the Additional KWI Debt; and

          (e) The representations and warranties set forth in Sections 5 and 6 hereof shall be true and correct in all material respects on and as of the Closing Date, and the Partnership shall have received certificates dated the Closing Date and executed by the general partner of Hayward and a Vice President of KWI to that effect.

8. Indemnification. Each of the parties hereto shall indemnify and hold the other parties harmless against any loss, liability, damage or expense (including reasonable attorneys' fees and disbursements) arising out of or resulting from any inaccuracy or misrepresentation in or breach of any of the representations and warranties made by such party herein.

9.   Termination, Amendments and Waivers.

     9.1 Termination. This Agreement may be terminated at any time on or prior to the day of Closing:

          (a) by the General Partner if a third party makes a bona fide offer to purchase the Windplant Assets on terms which, in the good faith opinion of the General Partner, are more favorable to the Partnership than those set forth herein; or

          (b) by mutual consent of Hayward, KWI and the Partnership.

     9.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of KWI, Hayward and the Partnership.

     9.3 Waiver. Any term, condition, or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. In the case of the Partnership, a written waiver by the General Partner shall constitute a waiver by the Partnership.

10. Maintenance of Business. Between the date hereof and the Closing, the Partnership shall carry on its business in the ordinary course consistent with past practice.

11.  Miscellaneous.

     11.1 Risk of Loss. Title to the Windplant Assets shall pass from the Partnership to Hayward upon the Partnership's receipt of the Cash Purchase Price and transfer from the Partnership to Hayward of a bill of sale reasonably satisfactory to Hayward. Any risk of loss, injury, destruction or damage to the Windplant Assets shall be assumed by Hayward only upon transfer of title and shall remain with the Partnership until such transfer, and such loss, injury, destruction, damage, or other material adverse change to the condition of the Windplant Assets prior to the Closing shall relieve Hayward of all its obligations hereunder.

     11.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Partnership, Hayward and KWI and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

     11.3 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties in connection therewith. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.4 Survival of Representations. The representations made by the Partnership in Section 4, Hayward in Section 5 and KWI in Section 6 shall survive the Closing. No representation has been given to Hayward or KWI by the Partnership in connection with the condition of the Windplant Assets. Hayward has agreed to the purchase of the Windplant Assets on an "as is" basis after having the opportunity to inspect the Windplant Assets and review such Business Records as it has deemed necessary or desirable.

     11.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     11.6 Sections. All references to Sections shall be the sections of this Agreement, except as otherwise specifically provided. The words "hereof," "herein,"
          "hereto," and "hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     11.7 Headings. All headings appearing herein are for convenience only and shall be disregarded in construing the substantive provisions of this Agreement.

                             *  *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Acquisition Agreement upon the day and year hereinabove first set forth.
                           KWI:

                           KENETECH WINDPOWER, INC.,
                           a Delaware corporation

                           By:
                               Mark D. Lerdal,
                               Vice President

                           THE PARTNERSHIP:

                           LIBERTY EQUIPMENT INVESTORS L.P.-1984
                           a Delaware limited partnership

                           By:
                               Whitehall Partners Inc.,
                               a Delaware corporation,
                               its general partner

                               By:
                                   Steven N. Baumgarten,
                                   Executive Vice President

                           HAYWARD:

                           KW HAYWARD, L.P.,
                           a Delaware limited partnership

                           By:
                               KW Hayward, Inc.,
                               a Delaware corporation,
                               its general partner

                               By:
                                   Mark D. Lerdal,
                                   Vice President

                           USWTC:

                           U.S. WINDPOWER TRANSMISSION CORPORATION, a Delaware corporation

                               By:
                                   Mark D. Lerdal,
                                   Vice President

                          SCHEDULE 2.1

                             ASSETS


SCHEDULE 2.1(a)
Description of the Windplant

     The Windplant consists of 109 USW Model 56-100 windmills and related transformers, transmission lines and other facilities as constructed by KWI in accordance with the Construction Contract.


SCHEDULE 2.1(b)
Land Rights Associated with the Windplant

     The land rights included in the Windplant Assets consist of the non-exclusive licenses, granted by KWI to the Partnership under the Licenses.

                         SCHEDULE 2.2(b)

               DESCRIPTION OF ASSUMED LIABILITIES


     Hayward agrees to assume, and the Partnership agrees to assign, any and all rights, liabilities and obligations of the Partnership as of the Closing Date accruing under, or related to, the following agreements, other than the Additional KWI Debt, which will be canceled by KWI and USWTC pursuant to Section 2.2(d) of the Agreement:

1.   Transmission Facilities Agreement.

2.   Maintenance Agreement.

3.   Management Agreement.

4.   Power Purchase Agreement.

5.   The Licenses.

6.   License Agreement for Transformer Facilities dated as of
     February 13, 1992 between Fremont and the Partnership.

7.   License Agreement for Transformer Facilities dated as of
     February 13, 1992 between USWTC and the Partnership.

8.   Guaranty Agreement dated as of December 6, 1985 by USWTC and
     KWI for the benefit of the Partnership, among others.

9.   Negative Pledge Agreement dated as of December 6, 1985, by
     USWTC, as amended, for the benefit of the Partnership, among others.

                         SCHEDULE 2.2(d)

               DESCRIPTION OF ADDITIONAL KWI DEBT
                      AS OF APRIL 12, 1995


(a)  Amounts owed to KWI under the Management
Agreement:                                             $  69,885

(b)  Amounts owed to KWI under the Maintenance
Agreement:                                               495,596

(c)  Amounts owed to KWI for payments made on behalf
of the Partnership for various operating costs:
                                                          10,121

(d)  Amounts owed to USWTC in substation rent under
the Transmission Facilities Agreement:
                                                         105,668

     TOTAL:                                            $ 681,270

                          SCHEDULE 2.4

                      EXCLUDED INDEBTEDNESS


     Under the terms of the Construction Contract, the Partnership executed 15-year, nonrecourse promissory notes payable to KWI. The notes and interest are each to be paid in equal annual installments and are collateralized by the Windplant. Details of the notes payable to KWI are as follows:

            Interest    Balance     Equal Annual
Issue Date     Rate     12/31/94    Installments

12/20/84      9.00%    $2,185,659    $  561,916
12/21/84      9.00%       344,980        88,694
12/22/84      9.00%       123,981        31,875
08/29/85     13.49%       376,236        95,404
09/25/85     13.49%       723,626       183,494
09/25/85     13.49%       691,018       175,226
                       $4,445,500    $1,136,609

                          SCHEDULE 5.3

                  REQUIRED WAIVERS AND CONSENTS


- - - - - -    Notice to, and Consent to Assignment and Agreement executed by, PG&E.

- - - - - -    Consents to each Security Assignment and Agreement relating to the Power Purchase Agreement executed by PG&E.

                          SCHEDULE 6.4

                     REQUIRED WAIVER FOR KWI


- - - - - -    Consent to Substitution of Collateral by John Hancock Mutual
     Life Insurance Company and John Hancock Variable Life
     Insurance Company.

                                                        EXHIBIT A

                    ASSIGNMENT AND ASSUMPTION


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of the 12th day of April, 1995, by and between LIBERTY EQUIPMENT INVESTORS, L.P.-1984, a Delaware limited partnership (the "Partnership"), and KW HAYWARD, L.P., a Delaware limited partnership ("Assignee").

     In connection with the acquisition by Assignee of the Partnership's Windplant (the "Windplant") and related facilities as of the date hereof, the parties hereto agree as follows:

                            AGREEMENT

1. Assignment by the Partnership. The Partnership hereby assigns to Assignee all of the Partnership's right, title and interest under each of the following contracts and agreements
(collectively, the "Contracts"):

    (a) License between KENETECH Windpower, Inc. (formerly known as U.S. Windpower, Inc.) ("KWI") and the Partnership dated February 13, 1992, pursuant to which KWI granted the Partnership a non-exclusive windmill license, under a Grant of Easement in favor of KWI from Elwyn J. Mulqueeney, Evelyn M. Griffith, Lois
M. Walker, Geraldine M. Deck and Dolores J. Cornwell, as amended (12 windmills are operated under such license);

    (b) License between KWI and the Partnership dated February 13, 1992, pursuant to which KWI granted the Partnership a non-exclusive windmill license, under a Grant of Easement in favor of KWI from George Walker and Lois Walker, as Co-Trustees of the Walker Family Trust, Hugh A. Walker, Mary L. Ericsson, Ward T. Walker and Rita L. Roeser, as amended (18 windmills are operated under such license);

    (c) License between KWI and the Partnership dated December 12, 1984, pursuant to which KWI granted the Partnership a non-exclusive windmill license, under a Grant of Easement in favor of KWI from Russell J. Jackson and A. Marie Jackson, as amended (the Contra Costa Water District is the successor-in-interest to Russell J. Jackson and A. Marie Jackson), which License was extended by notice from the Partnership to KWI dated February 13, 1992 (41 windmills are operated under such license);

    (d) License between KWI and the Partnership dated February 13, 1992, pursuant to which KWI granted the Partnership a non-exclusive windmill license, under a Grant of Easement in favor of KWI from Jerry E. and Nancy J. Bireley, as amended (two windmills are operated under such license);

    (e) License between KWI and the Partnership dated June 1, 1985, pursuant to which KWI granted the Partnership a non-exclusive windmill license, under a Grant of Easement in favor of KWI from William Ralph, Marie A. Ralph and DePaoli Equipment Co., a California corporation (the Alameda County Waste Management Authority is the successor-in-interest to William Ralph, Marie A. Ralph and DePaoli Equipment Co.), which License was extended by notice from the Partnership to KWI dated February 13, 1992 (27 windmills are operated under such license);

    (f) License between KWI and the Partnership dated June 1, 1985, pursuant to which KWI granted the Partnership a non-exclusive windmill license, under a Grant of Easement in favor of KWI from Cyril D. Moy and Gladys Moy, as amended (the Alameda County Waste Management Authority is the successor-in-interest to Cyril D. Moy and Gladys Moy), which License was extended by notice from the Partnership to KWI dated February 13, 1992 (nine windmills are operated under such license);

    (g) The License Agreement for Transformer Facilities dated as of February 13, 1992 between USW Fremont Company and the
Partnership pursuant to which the Partnership was licensed to use certain transformer facilities;

    (h) The License Agreement for Transformer Facilities dated as of February 13, 1992 between U.S. Windpower Transmission Corporation ("USWTC") and the Partnership pursuant to which the Partnership was licensed to use certain transformer facilities;

    (i) The Maintenance Agreement dated as of December 12, 1984, as amended by First Amendment to Maintenance Agreement dated as of February 13, 1992, between KWI and the Partnership, pursuant to which the Partnership engaged KWI to maintain the Windplant;

    (j) The Management Agreement dated as of December 12, 1984, as extended by agreement of the parties dated as of February 13, 1992, between KWI and the Partnership pursuant to which the Partnership engaged KWI to manage the Windplant;

    (k) The Assignment of Power Purchase Agreement between KWI and the Partnership dated June 1, 1985, by which KWI assigned part of its rights under the California Public Utilities Commission Standard Offer #4 Power Purchase Agreement for Long-Term Energy and Capacity entered into between KWI and Pacific Gas & Electric Company ("PG&E") (PG&E Log No. 01W004) dated March 2, 1984, as amended by Amendment No. 1 dated May 18, 1984, by Amendment No. 2 dated March 15, 1985, and by Amendment No. 3 dated July 29, 1988 (the "PPA"), pursuant to which PG&E agreed to take and pay for all electricity produced and delivered, and all other such rights the Partnership has in the PPA to the extent assignable hereby;

    (l) The Transmission Facilities Agreement dated December 6, 1985, between USWTC and the Partnership pursuant to which the Partnership engaged USWTC to provide transmission facilities interconnecting the Windplant and PG&E, including the Keepwell Undertakings of KWI appended thereto;

    (m) The Guaranty Agreement dated as of December 6, 1985, executed by USWTC and KWI for the benefit of the Partnership, among others; and

    (n) Negative Pledge Agreement executed by USWTC for the benefit of the Partnership, among others, dated as of December 6, 1985, as amended by First Amendment to Negative Pledge Agreement executed by USWTC as of June 30, 1987 and recorded in the Official Records of Alameda County, California on July 7, 1987 as Document No. 87-190456, and by Second Amendment to Negative Pledge Agreement executed by USWTC on December 31, 1991 and recorded in the Official Records of Alameda County, California on December 31, 1991 as Document No. 91347599.

2. Assumption. Assignee hereby assumes and agrees to pay and discharge, commencing on the date hereof, all duties, liabilities and obligations of the Partnership under each of the Contracts as if Assignee were an original party to the Contracts; provided, however, that Assignee does not assume duties and obligations which may have arisen prior to the date hereof. Assignee further agrees to indemnify and hold the Partnership harmless from any liability, loss, damages or claim for performance or nonperformance of each and all of the Contracts commencing on the date hereof; provided, further, that the Assignee shall not indemnify the Partnership for any liability, loss, damages or claim arising as a result of, or which is related to, performance or nonperformance of each and all of the Contracts prior to the date hereof. It is understood and agreed that the provisions of this Section 2 do not affect or limit the obligations of Assignee and KWI, jointly and severally, under Section 2.2(c) of the Acquisition Agreement dated April 12, 1995 among KWI, the Partnership, Assignee and USWTC.

3. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

5. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, devisees, legatees, executors, administrators, trustees, successors and assigns of the parties hereto.

7. Amendment. This Agreement may be amended only by a writing signed by the party against whom or against whose successors and assigns enforcement of the change is sought.

                             *  *  *

     IN WITNESS WHEREOF, the parties hereto have entered into this Assignment and Assumption Agreement as of the day and year first written above.

                           LIBERTY EQUIPMENT INVESTORS L.P.-1984
                           a Delaware limited partnership


                           By: Whitehall Partners, Inc.,
                               a Delaware corporation,
                               its general partner


                               By:
                                   Steven N. Baumgarten,
                                   Executive Vice President


                           KW HAYWARD, L.P.,
                           a Delaware limited partnership

                           By: KW Hayward, Inc.,
                               a Delaware corporation,
                               its general partner


                               By:
                                   Mark D. Lerdal,
                                   Vice President

     The following parties hereby consent and agree to the assignments and accept the assumptions contemplated by this Assignment and Assumption Agreement, consent to the substitution of Assignee for the Partnership as a party to or beneficiary of the Contracts, and as of the date hereof, remise and discharge the Partnership from each and every duty, liability and obligation under the Contracts:


                           U.S. WINDPOWER TRANSMISSION CORPORATION, a Delaware corporation


                           By:
                               Mark D. Lerdal,
                               Vice President


                           KENETECH WINDPOWER, INC.,
                           a Delaware corporation


                           By:
                               Mark D. Lerdal,
                               Vice President


                           USW FREMONT COMPANY
                           a Delaware corporation


                           By:
                               Mark D. Lerdal,
                               Vice President

                            EXHIBIT B

                     FORM OF MUTUAL RELEASE

     THIS MUTUAL RELEASE (this "Mutual Release") is entered into among LIBERTY EQUIPMENT INVESTORS, L.P.-1984, a Delaware limited partnership (the "Partnership"), KENETECH WINDPOWER, INC., a Delaware corporation ("KWI"), and U.S. WINDPOWER TRANSMISSION CORPORATION, a Delaware corporation ("USWTC"), in reference to the following facts:

     A. Under Section 7 of the Construction Contract dated November 27, 1984 (the "Construction Contract") between KWI and the Partnership, KWI made certain warranties in favor of the Partnership in connection with the Partnership's Windplant (including the components and connecting parts) (the "Warranty Obligations").

     B. KWI, USWTC and the Partnership are also parties to other contracts and desire to release each other from their respective obligations under the Construction Contract, including the Warranty Obligations, and under such other contracts.

     C. KW Hayward, L.P., a Delaware limited partnership, KWI, USWTC and the Partnership have entered into an Acquisition Agreement dated as of April 12, 1995 (the "Acquisition Agreement"), pursuant to which KWI, USWTC and the Partnership have agreed to enter into this Mutual Release.

     NOW, THEREFORE, in consideration of the mutual promises set forth in, and as a condition to the consummation of the transactions contemplated by, the Acquisition Agreement, the parties hereby agree as follows:

I.   General Releases.

     A. By the Partnership. The Partnership hereby releases, remises and forever discharges KWI, its officers, directors, shareholders and their successors and assigns from any and all claims, demands and causes of action, whether accrued or unaccrued, contingent or liquidated, known or unknown, existing in the past, present, or future, including, without limitation, any arising out of, directly or indirectly connected with, or incidental to KWI's Warranty Obligations or any and all contracts, other than and not including the Acquisition Agreement, to which the Partnership and KWI are parties. Any claims, demands or causes of action, of any nature whatsoever, arising out of, directly or indirectly connected with, or incidental to the Acquisition Agreement are hereby expressly not released, remised or discharged.

     B. By KWI. KWI hereby releases, remises and forever discharges the Partnership, the General Partner of the Partnership, the limited partners of the Partnership, the officers, directors and shareholders of the General Partner, and their successors and assigns from any and all claims, demands and causes of action, whether accrued or unaccrued, contingent or liquidated, known or unknown, existing in the past, present, or future, including, without limitation, any arising out of, directly or indirectly connected with, or incidental to, any and all contracts, other than and not including the Acquisition Agreement, to which KWI and the Partnership are parties. Any claims, demands or causes of action, of any nature whatsoever, arising out of, directly or indirectly connected with, or incidental to the Acquisition Agreement are hereby expressly not released, remised or discharged.

     C. By USWTC. USWTC hereby releases, remises and forever discharges the Partnership, the General Partner of the Partnership, the limited partners of the Partnership, the officers, directors and shareholders of the General Partner, and their successors and assigns from any and all claims, demands and causes of action, whether accrued or unaccrued, contingent or liquidated, known or unknown, existing in the past, present, or future, including, without limitation, any arising out of, directly or indirectly connected with, or incidental to, any and all contracts, other than and not including the Acquisition Agreement, to which USWTC and the Partnership are parties. Any claims, demands or causes of action, of any nature whatsoever, arising out of, directly or indirectly connected with, or incidental to the Acquisition Agreement are hereby expressly not released, remised or discharged.

     D. For USW Fremont Company. KWI, on behalf of USW Fremont Company ("Fremont"), hereby releases, remises and forever discharges, and agrees that it will cause Fremont to release, remise and forever discharge, the Partnership, the General Partner of the Partnership, the limited partners of the Partnership, the officers, directors and shareholders of the General Partner, and their successors and assigns from any and all claims, demands and causes of action, whether accrued or unaccrued, contingent or liquidated, known or unknown, existing in the past, present or future, including, without limitation, any arising out of, directly or indirectly connected with, or incidental to, any and all contracts to which Fremont and the Partnership are parties.

     E. Unknown Claims. This Mutual Release applies to any and all injuries, damages or losses whether known or unknown, foreseen or unforeseen, which may arise in any way from the matters covered by the releases set forth in this Mutual Release. The parties specifically waive the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Each party understands and acknowledges the significance and consequence of its specific waiver of California Civil Code Section 1542.

II. Representations and Warranties. Each of the parties hereto represents, warrants and agrees as follows:

     A. Legal Advice. Each of the parties has been represented by independent legal counsel with respect to the effect of the releases provided herein and the meaning of California Civil Code Section 1542.

     B. Prior Assignment. Neither of the parties has heretofore assigned, transferred or granted, or purported to assign, transfer or grant, any claims, demands and cause or causes of action which are disposed of by this Mutual Release.

III. Governing Law. This Mutual Release has been executed and delivered within the State of California and shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

                             *  *  *

     IN WITNESS WHEREOF, the parties have executed this Mutual
Release effective as of April 12, 1995.


                           LIBERTY EQUIPMENT INVESTORS, L.P.-1984
                           a Delaware corporation


                           By: Whitehall Partners, Inc.,
                               a Delaware corporation,
                               its general partner


                           KENETECH WINDPOWER, INC.,
                           a Delaware corporation


                           By:
                               Mark D. Lerdal,
                               Vice President


                           U.S. WINDPOWER TRANSMISSION CORPORATION, a Delaware corporation


                           By:
                               Mark D. Lerdal,
                               Vice President




As to Sections 1.4, 1.5 and 2, consented and agreed to as of April 12, 1995

USW FREMONT COMPANY,
a Delaware corporation


By:  ____________________
     Mark D. Lerdal,
     Vice President

                                                      EXHIBIT C-1

       KENETECH WINDPOWER, INC. DISCHARGE OF INDEBTEDNESS

                    DISCHARGE OF INDEBTEDNESS


     THIS DISCHARGE OF INDEBTEDNESS (this "Discharge of
Indebtedness") is given as of the 12th day of April, 1995, from KENETECH WINDPOWER, INC., a Delaware corporation ("KWI"), to
LIBERTY EQUIPMENT INVESTORS, L.P.-1984, a Delaware limited partnership (the "Partnership").

     THIS DISCHARGE OF INDEBTEDNESS IS GIVEN on the basis of the foregoing facts, understandings and intentions:

     A. KWI, KW Hayward, L.P., a Delaware limited partnership ("Hayward"), the Partnership, and U.S. Windpower Transmission Corporation, a Delaware corporation, have entered into that certain Acquisition Agreement dated as of April 12, 1995 (the "Acquisition Agreement") pursuant to which Hayward agreed to purchase the Windplant Assets (as defined in the Acquisition Agreement) of the Partnership (the "Acquisition").

     B.  Pursuant to Sections 2.2(d) and 7.3(c) of the
Acquisition Agreement, KWI has agreed to cancel and forgive approximately $575,602 of accrued fees payable to it and amounts paid by it on the Partnership's behalf, as set forth on Schedule
2.2(d) to the Acquisition Agreement, as part of and as a condition to the consummation of the Acquisition.

     C.  Pursuant to Section 7.3 of the Acquisition Agreement,
KWI has agreed to deliver to the Partnership this Discharge of Indebtedness.

     NOW, THEREFORE, IN CONSIDERATION of the foregoing, KWI hereby cancels and forgives all amounts referred to in Section
2.2(d) and Schedule 2.2(d) owed by the Partnership to KWI.

                             *  *  *

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Discharge of Indebtedness as of the date first above written.


                           KENETECH WINDPOWER, INC.,
                           a Delaware corporation


                           By:
                               Mark D. Lerdal,
                               Vice President

                           EXHIBIT C-2

             U.S. WINDPOWER TRANSMISSION CORPORATION
                    DISCHARGE OF INDEBTEDNESS

                    DISCHARGE OF INDEBTEDNESS


     THIS DISCHARGE OF INDEBTEDNESS (this "Discharge of
Indebtedness") is given as of the 12th day of April, 1995, from U.S. WINDPOWER TRANSMISSION CORPORATION, a Delaware corporation
("USWTC"), to LIBERTY EQUIPMENT INVESTORS, L.P.-1984, a Delaware limited partnership (the "Partnership").

     THIS DISCHARGE OF INDEBTEDNESS IS GIVEN on the basis of the foregoing facts, understandings and intentions:

     D. KENETECH Windpower, Inc., a Delaware corporation, KW Hayward, L.P., a Delaware limited partnership ("Hayward"), the Partnership and USWTC have entered into that certain Acquisition Agreement dated as of April 12, 1995 (the "Acquisition Agreement") pursuant to which Hayward agreed to purchase the Windplant Assets (as defined in the Acquisition Agreement) of the Partnership (the "Acquisition").

     E.  Pursuant to Sections 2.2(d) and 7.3(c) of the
Acquisition Agreement, USWTC has agreed to cancel and forgive approximately $105,668 of accrued fees payable to it, as set forth on Schedule 2.2(d) to the Acquisition Agreement, as part of and as a condition to the consummation of the Acquisition.

     F.  Pursuant to Section 7.3 of the Acquisition Agreement,
USWTC has agreed to deliver to the Partnership this Discharge of Indebtedness.

     NOW, THEREFORE, IN CONSIDERATION of the foregoing, USWTC hereby cancels and forgives all amounts referred to in Section
2.2(d) and Schedule 2.2(d) owed by the Partnership to USWTC.

                             *  *  *

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Discharge of Indebtedness as of the date first above written.


                           U.S. WINDPOWER TRANSMISSION CORPORATION, a Delaware corporation


                           By:
                               Mark D. Lerdal,
                               Vice President